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                                                                   EXHIBIT 23(2)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the inclusion or incorporation by reference in this Registration Statement on Form S-4 of our report dated January 30, 1998 included in the Primadonna Resorts, Inc. Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in or made a part of this Registration Statement on Form S-4.

                                          Arthur Andersen LLP
Las Vegas, Nevada
January 20, 1999